UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 17, 2012

SUPERTEX, INC.

(Exact name of registrant as specified in its charter)

California	0-12718	94-2328535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Bordeaux Drive, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 408-222-8888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07  Submission of Matters to a Vote of Security Holders.

Signatures

Item 5.07                      Submission of Matters to a Vote of Security Holders.

           At the Company's August 17, 2012, Annual Meeting of Shareholders, the Company's shareholders re-elected the existing board of directors and ratified the selection of  BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2013, approved on an advisory basis the compensation paid to the Company's named executive officers. Of the 12,003,885  shares of common stock outstanding as of the record date of June 22, 2012, a total of 10,620,882 shares were voted in person or by proxy, representing 88.5% of the total votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1.   Election of Directors

	Vote For	Vote Against	Votes Withheld/ Abstentions	Broker Non-Vote

Henry C. Pao	8,761,644	0	215,945	1,643,293
Ben C. K. Choy	8,103,698	0	873,891	1,643,293
W. Mark Loveless	8,778,998	0	198,591	1,643,293
Elliott Schlam	8,778,998	0	198,591	1,643,293
Milton Feng	8,782,998	0	194,591	1,643,293

2.	Proposal to ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2013.

Vote For	Vote Against	Abstentions	Broker Non-Votes
10,595,568	17,836	7,478

3.	Proposal to adopt the resolution approving on an advisory basis the compensation paid to the Company's named executive officers.

Vote For	Vote Against	Abstentions	Broker Non-Votes
8,718,667	253,682	5,240	1,643,293

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertex, Inc
(Registrant)

Date: August 22, 2012	By	/s/ Phillip A. Kagel
	Name	Phillip A. Kagel
	Title	Vice President, Finance and Chief Financial Officer